STOCK PURCHASE AGREEMENT

                                    BY AND AMONG


                               KANSAS CITY SOUTHERN,
                              a Delaware corporation,

                                GRUPO TMM, S.A.,
                                 a sociedad anonima
             organized under the laws of the United Mexican States,

                                 TFM, S.A. de C.V.,
                       a sociedad anonima de capital variable
             organized under the laws of the United Mexican States,

                                Table of Contents

ARTICLE I. PURCHASE AND SALE OF TRANSFERRED SHARES...........................2
  1.1 Purchase and Sale.  ...................................................2
  --- -----------------
  1.2 The Initial Closing.  .................................................2
  --- -------------------
  1.3 Purchase Price.  ......................................................2
  --- --------------
  1.4 Purchase Option  ......................................................2
  ---
  1.5 Deliveries at Closing.  ...............................................2
  --- ---------------------
  1.6 Voting Trust.  ........................................................2
  --- ------------
ARTICLE II. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION........2
  2.1 Representations and Warranties of GTMM and TFM.  ......................2
  --- ----------------------------------------------
  2.2 Representations and Warranties of KCS.  ...............................3
  --- -------------------------------------
ARTICLE III. REPRESENTATIONS AND WARRANTIES CONCERNING MX AND TMX............4
  3.1 Organization, Qualification, and Corporate Power.  ....................4
  --- ------------------------------------------------
  3.2 Capitalization of MX and TMX...........................................4
  --- ----------------------------
  3.3 Brokers' Fees..........................................................5
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  3.4 Title to Assets........................................................5
  --- ---------------
  3.5 Financial Statements...................................................5
  --- --------------------
  3.6 Events Subsequent to Most Recent Fiscal Year End.......................6
  --- ------------------------------------------------
  3.7 Undisclosed Liabilities................................................7
  --- -----------------------
  3.8 Legal Compliance.......................................................7
  --- ----------------
  3.9 Tax Matters............................................................7
  --- -----------
  3.10 Real Property.........................................................8
  ---- -------------
  3.11 Intellectual Property.................................................9
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  3.12 Tangible Assets.  ...................................................11
  ---- ---------------
  3.13 Contracts............................................................11
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  3.14 Employee Benefit Plans...............................................12
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  3.15 Labor Matters........................................................14
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  3.16 Notes and Accounts Receivable.  .....................................14
  ---- -----------------------------
  3.17 Powers of Attorney.  ................................................14
  ---- ------------------
  3.18 Insurance............................................................14
  ---- ---------
  3.19 Litigation...........................................................15
  ---- ----------
  3.20 Guaranties.  ........................................................15
  ---- ----------
  3.21 Environmental Matters................................................15
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  3.22 Corporate Books and Records.  .......................................16
  ---- ---------------------------
  3.23 Disclosure.  ........................................................16
  ---- ----------
ARTICLE IV. COVENANTS OF GTMM AND TFM.......................................16
  4.1 Conduct of MX and TMX Through Closing Date.  .........................16
  --- ------------------------------------------
  4.2 Access to Information.  ..............................................16
  --- ---------------------
  4.3 Notice of Developments................................................16
  --- ----------------------
ARTICLE V. COVENANTS OF ALL PARTIES.........................................17
  5.1 General.  ............................................................17
  --- -------
  5.2 Cooperation to Obtain STB Approval....................................17
  --- ----------------------------------
  5.3 Notice of Developments.  .............................................17
  --- ----------------------

ARTICLE VI. CONDITIONS TO OBLIGATION TO CLOSE...............................17
  6.1 Mutual Conditions to Obligations to Close.............................17
  --- -----------------------------------------
  6.2 Conditions to Obligations of KCS to Close.  ..........................18
  --- -----------------------------------------
  6.3 Conditions to Obligations of TFM to Close.  ..........................18
  --- -----------------------------------------
ARTICLE VII. REMEDIES FOR BREACHES OF THIS AGREEMENT........................19
  7.1 Survival of Representations and Warranties.  .........................19
  --- ------------------------------------------
  7.2 Indemnification Provisions for Benefit of KCS.........................19
  --- ---------------------------------------------
  7.3 Indemnification Provisions for Benefit of GTMM and TFM.  .............19
  --- ------------------------------------------------------
  7.4 Determination of Adverse Consequences.  ..............................20
  --- -------------------------------------
  7.5 Specific Performance.  ...............................................20
  --- --------------------
ARTICLE VIII. TERMINATION...................................................20
  8.1 Termination of Agreement..............................................20
  --- ------------------------
  8.2 Effect of Termination.  ..............................................20
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ARTICLE IX..................................................................21
ARTICLE IX. MISCELLANEOUS...................................................21
  9.1 Amendments and Waivers.  .............................................21
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  9.2 Entire Agreement.  ...................................................21
  --- ----------------
  9.3 Counterparts.  .......................................................21
  --- ------------
  9.4 No Third-Party Beneficiaries.  .......................................21
  --- ----------------------------
  9.5 Succession and Assignment.  ..........................................21
  --- -------------------------
  9.6 Headings.  ...........................................................21
  --- --------
  9.7 Notices...............................................................22
  --- -------
  9.8 Expenses.  ...........................................................22
  --- --------
  9.9 Announcements.  ......................................................22
  --- -------------
  9.10 Governing Law; Venue and Jurisdiction................................22
  ---- -------------------------------------
  9.11 Severability.  ......................................................23
  ---- ------------
  9.12 Construction.  ......................................................23
  ---- ------------
  9.13 Incorporation of Exhibits, Annexes, and Schedules.  .................23
  ---- -------------------------------------------------
ARTICLE X. DEFINITIONS......................................................23





Exhibit A Form of Voting Trust Agreement
Annex I Exceptions to Representations and Warranties of GTMM and TFM Concerning the Transaction Disclosure Schedule: Exceptions to Representations and Warranties Concerning MX and TMX
Annex II Exceptions to Representations and Warranties of KCS Concerning the Transaction Disclosure Schedule: Exceptions to Representations and Warranties Concerning MX and TMX

                            STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of April 20, 2003, is made and entered into by and among:

     1. Grupo TMM, S.A., ("GTMM"), a sociedad anonima, organized under the laws of the United Mexican States ("UMS");

     2. TFM, S.A. de C.V. ("TFM"), a sociedad anonima de capital variable, organized under the laws of the UMS; and

     3. Kansas City Southern ("KCS"), a Delaware corporation,

each of them a "Party" and collectively the "Parties."

                                    RECITALS

A. GTMM owns more than 96% of the capital stock of TMM Multimodal, S.A.de C.V. a sociedad anonima de capital variable ("MM").

B. KCS owns all of the capital stock of The Kansas City Southern Railway Company ("KCSR").

C. MM directly owns 51% and KCS indirectly owns 49% (through Nafta Rail, S.A. de C.V., a sociedad anonima de capital variable and wholly-owned Subsidiary of
KCS) of the full voting shares of Grupo TFM, S.A. de C.V., a sociedad anonima de capital variable ("GTFM").

D.   GTFM owns all of the full voting shares of the capital stock of TFM.

E. Mexrail, Inc., a Delaware corporation, ("MX") is a wholly-owned Subsidiary of TFM. MX owns all of the capital stock of the Texas Mexican Railway Company, a Texas corporation ("TMX"). MX also owns other assets (including real estate) and the northern one-half of the railroad bridge between Laredo, Texas (USA) and Nuevo Laredo, Mexico.

F. TFM wishes to sell, and KCS wishes to acquire, 51% of the outstanding shares of the capital stock of MX (the "Initially Transferred Shares") and in addition grant KCS an exclusive option to purchase the remaining shares of the capital stock of MX as of the date of the exercise of such option to purchase (the "Subsequently Transferred Shares"). All of the issued and outstanding shares of the capital stock of MX acquired by KCS, including the Initially Transferred Shares and the Subsequently Transferred Shares are referred to hereinafter as the "MX Shares" or as the "Transferred Shares."

          NOW,   THEREFORE,   in   consideration   of  the  above  recitals  and
the representations, warranties and covenants contained in this Agreement, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                     PURCHASE AND SALE OF TRANSFERRED SHARES

     1.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and covenants herein set forth, TFM shall sell, assign, transfer, convey and deliver to KCS, free and clear of all Liens, and KCS shall purchase and accept from TFM, the Transferred Shares.

     1.2 The Initial Closing. Subject to Article VI of this Agreement, the initial closing of the purchase and sale of the Initially Transferred Shares (the "Initial Closing") shall take place on such date as the parties agree, at the offices of Sonnenschein Nath & Rosenthal, 4520 Main, Kansas City, Missouri, or at such other time (no later than June 30, 2003) or place as agreed to in writing by KCS, GTMM and TFM (the date on which the Closing occurs, the "Initial Closing Date"). The Initial Closing shall be effective as of the close of business on the Initial Closing Date.

     1.3 Purchase Price. The aggregate purchase price to be paid by KCS for the Initially Transferred Shares shall be the sum of $32,680,000 (the "Initial Purchase Price"). The Initial Purchase Price shall be paid to TFM in cash (U.S. dollars) at the Initial Closing by wire transfer of same day funds.

     1.4. Purchase Option. TFM hereby grants to KCS an irrevocable and exclusive option until 5:00 PM (Eastern Standard Time) on December 31, 2005 to purchase the Subsequently Transferred Shares (the "Purchase Option"). Any purchase made by KCS pursuant to the Purchase Option may be exercised by KCS upon three (3) days written notice to TFM (the "Subsequent Closing" and as with the Initial Closing, each a "Closing") and shall be upon the same terms and conditions set forth in this Agreement, including, but not limited to, the per share purchase price, which shall be the same as the Initial Purchase Price, and the conditions to closing set forth in Article VI of this Agreement. TFM is expressly prohibited from taking any action or non-action which would render any of the representations, warranties and covenants set forth in this Agreement untrue or ineffective between the Initial Closing Date and the Subsequent Closing.

     1.5 Deliveries at Closing. At each Closing, (i) GTMM and TFM will deliver to KCS the various certificates and documents referred to in ss.6.2 below, (ii) KCS will deliver to GTMM and TFM the certificate referred to in ss.6.3 below,
(iii) TFM will deliver to KCS stock certificates representing the applicable Transferred Shares for such Closing, endorsed in blank or accompanied by duly executed assignment documents, and (iv) KCS will deliver to TFM the applicable Purchase Price for such Closing.

     1.6 Voting Trust. Simultaneously with the purchase by KCS from TFM of the Transferred Shares, KCS shall deposit the Initially Transferred Shares into an irrevocable voting trust (the "Voting Trust") in accordance with the terms and conditions of a voting trust agreement (the "Voting Trust Agreement") substantially in the form attached hereto as Exhibit A.


                                  ARTICLE II.
            REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

     2.1 Representations and Warranties of GTMM and TFM. GTMM and TFM represent and warrant to KCS that the statements contained in this ss.2.1 are correct and complete as of the date of this Agreement and will be correct and complete as of each Closing (as though made then and as though such Closing date were substituted for the date of this Agreement throughout this ss.2.1), except as set forth in Annex I attached hereto.

          (a) Organization of GTMM and TFM. GTMM is a sociedad anonima and TFM is a sociedad anonima de capital variable, each duly organized, validly existing, and in good standing under the laws of the UMS.

          (b) Authorization of Transaction. The execution, delivery and performance of this Agreement by each of GTMM and TFM, and the consummation by TFM of the transaction contemplated hereby, are within the respective corporate powers of each of them, and have been duly authorized, as to each of them, by all necessary corporate action. This Agreement constitutes the valid and legally binding obligation of each of GTMM and TFM, enforceable in accordance with its terms and conditions. Neither GTMM nor TFM need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transaction contemplated by this Agreement.

          (c) Non-Contravention. Except as set forth in ss.2.1 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by each of GTMM and TFM, and the consummation by TFM of the transaction contemplated hereby, do not and will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which GTMM or TFM is subject, or violate any provision of the charter or bylaws of GTMM or TFM, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which GTMM or TFM is a party or by which any of them is bound or to which any of their assets is subject.

          (d) Brokers' Fees. Neither GTMM nor TFM has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transaction contemplated by this Agreement for which KCS, MX or TMX could become liable or obligated.

          (e) MX Shares. TFM holds of record and owns beneficially the MX Shares, free and clear of any restrictions on transfer (other than those set forth in the Stock Purchase Agreement, dated as of February 27, 2002, among GTMM, MM, KCS and TFM (the "2002 Stock Purchase Agreement"), the GTFM bylaws, and the Shareholders Agreement.), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. TFM is not a party to any option, warrant, purchase right, or other contract or commitment that could require TFM to sell, transfer, or otherwise dispose of any of the MX Shares (other than this Agreement). TFM is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the MX Shares (other than the 2002 Stock Purchase Agreement, the GTFM bylaws, and the Shareholders Agreement). Prior to the Subsequent Closing, TFM shall not, directly or indirectly, transfer, sell, give, encumber, assign, pledge or otherwise deal with or dispose of all or any part of the MX Shares (other than pursuant to this Agreement).

     2.2 Representations and Warranties of KCS. KCS represents and warrants to GTMM and TFM that the statements contained in this ss.2.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Initial Closing Date (as though made then and as though the Initial Closing Date were substituted for the date of this Agreement throughout this ss.2.2), except as set forth in Annex II attached hereto.

          (a) Organization of KCS. KCS is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

          (b)  Authorization  of  Transaction.   The  execution,   delivery  and
     performance by KCS of this Agreement and the consummation by KCS of the transaction contemplated hereby are within KCS's corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes the valid and legally binding obligation of KCS, enforceable in accordance with its terms and conditions. KCS need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transaction contemplated by this Agreement.

          (c) Non-Contravention. The execution, delivery and performance of this Agreement by KCS, and the consummation by KCS of the transaction contemplated hereby, do not and will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which KCS is subject, or violate any provision of its charter or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which KCS is a party or by which it is bound or to which any of its assets is subject, except the consents required under the KCS Credit Agreement

          (d) Brokers' Fees. KCS has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transaction contemplated by this Agreement for which GTMM or TFM could become liable or obligated.



                                  ARTICLE III.
             REPRESENTATIONS AND WARRANTIES CONCERNING MX AND TMX

      GTMM and TFM represent and warrant to KCS that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Initial Closing Date (as though made then and as though the Initial Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the disclosure schedule delivered by GTMM and TFM to KCS on the date hereof and initialed by the Parties (the "Disclosure Schedule").

     3.1 Organization, Qualification, and Corporate Power. MX is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. TMX is a corporation duly organized, validly existing, and in good standing under the laws of Texas. Each of MX and TMX is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not reasonably be expected to have a Material Adverse Effect. Each of MX and TMX has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. ss.3.1 of the Disclosure Schedule lists the directors and officers of each of MX and TMX.

     3.2 Capitalization of MX and TMX.


          (a) The entire authorized capital stock of MX consists of 10,000 shares of common stock, no par value, of which 10,000 shares are issued and outstanding. MX holds no shares of MX's capital stock in its treasury. All of the issued and outstanding shares have been duly authorized, and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require MX to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to MX. TFM is the record and beneficial owner of 100% of the MX Shares, and TFM owns the MX Shares free and clear of all Liens, and there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of MX, other than the 2002 Stock Purchase Agreement, the GTFM bylaws, and the Shareholders Agreement.

          (b) The entire authorized capital stock of TMX consists of 25,009 shares of common stock, [no] par value, of which 25,009 shares are issued and outstanding. TMX holds no shares of TMX's capital stock in its treasury. All of the issued and outstanding shares have been duly authorized, and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require TMX to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to TMX. MX is the record and beneficial owner of 100% of the TMX capital stock (except for one qualifying share of the capital stock of TMX owned by each of its directors, the equitable interest of each such share being held by MX). MX owns the TMX capital stock free and clear of all Liens, and there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of TMX, other than the 2002 Stock Purchase Agreement, the GTFM bylaws, and the Shareholders Agreement.

     3.3 Brokers' Fees. Neither MX nor TMX has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transaction contemplated by this Agreement.

     3.4 Title to Assets. MX and TMX each own or have a right to possess and use all of the properties and assets necessary to operate the business of MX and TMX as each has been conducted immediately prior to the date of this Agreement.

     3.5 Financial Statements. The financial statements (collectively the "Financial Statements") heretofore provided to KCS by GTMM and TFM, consisting of (i) the audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended 1999, 2000, 2001 and 2002, for MX and TMX have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly, in all material respects, the financial condition of MX and TMX as of such dates and the results of operations of MX and TMX for such periods (subject in the case of any interim financial statements to normal year-end adjustments and lack footnotes and other presentation items).

     3.6 Events Subsequent to Most Recent Fiscal Year End. Since December 31, 2002 MX and TMX have carried out their respective businesses in an ordinary manner, consistent with past practices and there has not been any event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

     3.7 Undisclosed Liabilities. Except as disclosed in the Financial Statements, neither MX nor TMX has any liabilities or obligations of any nature that would be required under GAAP to be included on a consolidated balance sheet of MX or the notes to the consolidated balance sheet, except as would not reasonably be expected to have a Material Adverse Effect.

     3.8 Legal Compliance. Each of MX and TMX has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against either of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect.

     3.9 Tax Matters.

          (a) Except as stated in ss.3.9 of the Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect, all MX and TMX Tax returns required to be filed on or before the Closing Date have been duly and timely filed (taking into account all proper extensions) with the appropriate Taxing authorities and all such Tax returns were complete and accurate, and all Taxes shown on the described returns have been paid.

          (b) Except as stated in ss.3.9 of the Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect: (i) neither GTMM, TFM, MX or TMX has received any written notice of deficiency or assessment for Taxes of MX or TMX, which have not been paid or finally settled; (ii) no claim has been made in writing by any Taxing authority in a jurisdiction where MX and TMX do not file Tax returns that either company is or may be subject to Taxation by that jurisdiction; (iii) no audit of any Tax return filed by MX or TMX is pending, ongoing, or to the Knowledge of GTMM or TFM, threatened; (iv) neither MX nor TMX has asked for or received a waiver of any statute of limitation concerning Taxes or the payment of Taxes that are due or would be due prior to the Closing Date; and (v) neither MX nor TMX has any liability for the Taxes of any other person.

          (c) There are no liens for Taxes on any assets of MX or TMX other than Liens for current Taxes (i) not yet due and payable or (ii) that would not have a Material Adverse Effect.

          (d) There are no Tax sharing or Tax indemnity agreements or similar arrangements involving MX and TMX and any other person.

          (e) MX and TMX have each complied in all material respects with all applicable governmental rules relating to the payment, collection and withholding of Taxes.

          (f) Except as stated on ss.3.9 of the Disclosure Schedule, there is no Tax litigation pending or to the Knowledge of GTMM and TFM (or the directors of TFM appointed by GTMM) threatened against MX or TMX.

          (g) From December 31, 2002 until the date of this Agreement, MX and TMX (i) have made no change in any accounting method used for Tax purposes or in depreciation or amortization policies, and have made no election for Tax purposes which is not consistent with the method, policies and elections made prior to the date of the Financial Statements; and (ii) have not settled any pending Tax audits or settled any Tax liability.

     3.10 Real Property.

          (a) ss.3.10 of the Disclosure Schedule lists and describes briefly all real property that either MX or TMX owns. With respect to each such parcel of owned real property the identified owner has good and marketable title to the parcel of real property, free and clear of any Lien, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character which do not affect materially and adversely the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

     3.11 ss.3.10 of the Disclosure Schedule (and all Annexes thereto) lists and describes briefly all real property leased or subleased to either MX or TMX or from either MX or TMX. With respect to each material lease and sublease listed in ss.3.10 of the Disclosure Schedule (or any Annex thereto), (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects, (ii) no party to the lease or sublease is in material breach or default, and (iii) no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder.

     3.12 Tangible Assets. The buildings, machinery, equipment, and other tangible assets that MX and TMX own and lease, other than tangible assets having a book value of less than $1 million, are in good condition and repair, normal wear and tear excepted.

     3.13 Contracts. As of the date of this Agreement, the Scheduled Contracts (as defined below) of MX and TMX are legal, valid and binding obligations of MX or TMX, respectively, and are in full force and effect, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating generally to the enforceability of contracts and the availability of equitable remedies. As of the date of this Agreement, neither GTMM, TFM, MX or TMX has received notice of cancellation of or default under any Scheduled Contract, where such default would reasonably be expected to have a Material Adverse Effect. ss.3.13 of the Disclosure Schedule lists the following contracts and other agreements to which either MX or TMX is a party (the "Scheduled Contracts"):

          (a) any agreements to which either GTMM or TFM or any of their Affiliates (other than MX or TMX) are a party;

          (b) any agreements which constitute nondisclosure agreements or confidentiality agreements which could reasonably be expected to have a significant effect on the conduct of the business of MX, TMX, or KCS; (c) any agreements pursuant to which MX or TMX is either obligated to pay or entitled to receive in excess of $2 million during any twelve month period;

          (d) any agreements that are employment, management, consulting or severance agreements with any officer or director of MX or TMX;

          (e) any agreements that include any noncompetition or nonsolicitation covenant or any exclusive dealing or similar arrangement that limits the ability of MX or TMX to compete (geographically or otherwise) in any line of business or which would so limit KCS following the Closing; or

          (f)  any  trackage   rights   agreements,   interline  or  interchange
     agreements with other railroads.


     3.14 Employee Benefit Plans.

          (a) ss.3.14 of the Disclosure Schedule identifies each Employee Plan. TFM has made available to KCS copies of each such Employee Plan (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Employee Plan and, if applicable, the Internal Revenue Service determination letters. No Employee Plan is a Title IV Plan.

          (b) As of the Most Recent Fiscal Month End, MX and TMX did not have an aggregate unfunded liability of MX and TMX in respect of all Employee Plans or Benefit Arrangements described under Sections 4(b)(5) or 401(a)(1) of ERISA, computed using reasonable actuarial assumptions that would reasonably be expected to have a Material Adverse Effect.

          (c) No transaction prohibited by ss.406 of ERISA or ss.4975 of the Code has occurred with respect to any Employee Plan or arrangement which is covered by Part 4, Title I of ERISA, which transaction has or will cause MX and TMX to incur any liability under ERISA, the Code or otherwise which would reasonably be expected to result in a Material Adverse Effect, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption. Neither MX, TMX nor any ERISA
     Affiliate of them has (i) except where the failure thereof would not reasonably be expected to result in a Material Adverse Effect, engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Initial Closing Date,
     (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under ss.4971 of the Code that in either case could become a liability of MX and TMX or KCS or any of its ERISA Affiliates after the Initial Closing Date which would reasonably be expected to have a Material Adverse Effect.

          (d) Each Employee Plan that is intended to be qualified under ss.401(a) of the Code has received a favorable determination, and, to the Knowledge of any of GTMM, TFM and the directors (appointed by TFM) and officers of MX and TMX, nothing has occurred since that determination that would adversely affect such determination in a manner which would reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect.

          (e) ss.3.14 of the Disclosure Schedule identifies each material Benefit Arrangement. TFM has made available to KCS copies or descriptions of each material Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations and has been maintained in good standing with applicable regulatory authorities, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect.

          (f) Except as set forth on ss.3.14 of the Disclosure Schedule and except as provided in this Agreement, there is no contract, plan or arrangement (written or otherwise) to which MX or TMX are parties covering any employee or former employee of MX or TMX that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of ss.280G of the Code, to the extent that such payments would reasonably be expected to have a Material Adverse Effect.

          (g) Except as set forth on ss.3.14 of the Disclosure Schedule and except as provided in this Agreement, no employee or former employee of MX or TMX will become entitled to any bonus, retirement, severance, job security or similar benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transaction contemplated hereby, to the extent that such benefits would reasonably be expected to have a Material Adverse Effect.

     3.15 Labor Matters. MX and TMX are in compliance with all currently applicable legislation in the various jurisdictions where they operate, with respect to terms and conditions of employment of their workforce, including legislation governing unionized labor, and are not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, would reasonably be expected to have a Material Adverse Effect. Except as disclosed in ss.3.15 of the Disclosure Schedule, (i) neither MX nor any of its Subsidiaries is a party, or is otherwise subject, to any collective bargaining agreement or other labor union contract applicable to its employees, (ii) there are no material activities or proceedings by a labor union or representative thereof to organize any employees of MX or TMX outside of the Ordinary Course of Business, (iii) there are no pending negotiations between MX or TMX and any labor union or representative thereof regarding any proposed material changes to any existing collective bargaining agreement, (iv) there are no pending, and MX and TMX have not experienced since January 1, 2000, any labor disputes, lockouts, strikes, slowdowns, work stoppages, or threats thereof which would reasonably be expected to have a Material Adverse Effect, (v) MX and TMX are not in default and have not breached in any material respect the terms of any applicable collective bargaining or other labor union contract, and there are no material grievances outstanding against MX, TMX or any of its Subsidiaries or their employees under any such agreement or contract which would reasonably be expected to have a Material Adverse Effect, (vi) there is no unfair labor practice complaint pending, or to the Knowledge of any of GTMM, TFM and the directors (appointed by TFM) and officers of MX and TMX threatened, against MX or TMX before the National Labor Relations Board or any other investigation, charge, prosecution, suit or other proceeding before any court or arbitrator or any governmental body, agency or official relating to the employees of MX or TMX or the representation thereof which would reasonably be expected to have a Material Adverse Effect, (vii) there are no claims or actions pending, or to the Knowledge of any of GTMM, TFM and the directors (appointed by TFM) and officers of MX and TMX threatened, between MX or TMX and any of their employees or labor organizations representing or seeking to represent such employees which would reasonably be expected to have a Material Adverse Effect and (viii) to the Knowledge of any of GTMM, TFM and the directors (appointed by TFM) and officers of MX and TMX, there are no facts or circumstances involving any employee that would form the basis of, or give rise to, any cause of action, including, without limitation, unlawful termination based on discrimination of any kind that would reasonably be expected to result in a Material Adverse Effect.

     3.16 Powers of Attorney. Other than those powers of attorney approved by the Boards of Directors of either MX or TMX, to the Knowledge of any of GTMM, TFM and the directors (appointed by TFM) and officers of MX and TMX, there are no material outstanding powers of attorney executed on behalf of MX or TMX.

     3.17 Insurance. ss.3.17 of the Disclosure Schedule includes a list of all policies of fire, liability, product liability, workers' compensation, health and other forms of insurance presently in effect with respect to MX's and TMX's business (the "Insurance Policies"), including the named insured(s) and all beneficiaries thereunder, and true and complete copies of the Insurance Policies have been made available to KCS. Neither MX nor TMX has been refused any insurance with respect to any aspect of the operations of its business, nor has its coverage been rescinded by any insurance carrier to which it has applied for insurance or with which it has carried insurance. No notice of cancellation or termination has, as of the date of this Agreement, been received with respect to any such policy. The activities, business, and operations of MX and TMX have been conducted in such a manner so as to conform in all material respects to all material provisions of the Insurance Policies.

3.18 Litigation. There are no legal, administrative, arbitral or other proceedings (including disciplinary proceedings), claims, suits, actions or governmental or regulatory investigations of any nature that are pending or, to the knowledge of GTMM, TFM, MX or TMX threatened against MX or TMX or any of their officers, directors or properties which would reasonably be expected to have a Material Adverse Effect or that challenge the validity or propriety of the transactions contemplated by this Agreement. There is no injunction, order, judgment or decree imposed upon MX or TMX, or any material portion of the assets or business of MX or TMX.

3.19 Environmental Matters. MX and TMX (i) are in compliance with, and are not subject to any liability under applicable Environmental Laws; (ii) hold all Environmental Permits necessary to conduct their current operations and (iii) are in compliance with their respective Environmental Permits, except where the failure to hold or be in compliance with such Environmental Permits would not be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect on MX or TMX, neither GTMM, TFM, MX nor TMX has received any written notice, demand, letter, claim or request for information alleging that MX or TMX may be in violation of, or have liability under, any Environmental Law. Neither MX nor TMX (x) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the Knowledge of GTMM and TFM, threatened, with respect thereto or (y) is an indemnitor or has assumed liability in connection with any pending demand, notice, claim, or other allegation, or to the Knowledge of GTMM and TFM, any claim threatened, by or against any third-party relating to any liability under any Environmental Law or relating to any Hazardous Materials. None of the real property owned or leased from/to or operated by MX or TFM is listed or, to the Knowledge of GTMM and TFM, proposed for listing, on any list of sites maintained by any competent governmental authority requiring investigation or cleanup.


ARTICLE IV.
                            COVENANTS OF GTMM AND TFM

4.1 Conduct of MX and TMX Through Initial Closing Date. Except as otherwise expressly set forth in this Agreement, during the period from the date of this Agreement through the Initial Closing Date, GTMM and TFM will not cause or permit MX or TMX to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, neither MX nor TMX will declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock. GTMM and TFM will use their commercially reasonable efforts to cause each of MX and TMX to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     4.2 Access to Information. From the date of this Agreement through the Initial Closing Date, GTMM and TFM give (and will cause each of MX and TMX to give) KCS, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of MX and TMX, will furnish to KCS, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request, and GTMM and TFM will cooperate (and will instruct the employees, counsel and financial advisors of MX and TMX to cooperate) with KCS in its investigation of the business of MX and TMX, as the case may be. KCS will treat and hold as such any Confidential Information it receives from any of GTMM, TFM, MX and TMX in the course of the reviews contemplated by this ss.4.2, and will not use any of the Confidential Information except in connection with this Agreement.

     4.3 Notice of Developments. From the date of this Agreement through the Initial Closing Date, GTMM and TFM will give prompt written notice to KCS of any material adverse development causing a breach of any of the representations and warranties in Article III above. No disclosure by any Party pursuant to this ss.4.3, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.


                                   ARTICLE V.
                            COVENANTS OF ALL PARTIES

     5.1 General. Subject to the terms and conditions of this Agreement, each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable under applicable laws and regulations in order to consummate and make effective the transaction contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VI below).

     5.2 Cooperation to Obtain STB Approval. From the date of this Agreement until such time as the Surface Transportation Board ("STB") either approves or denies KCS's request to acquire control of TMX and such an order becomes final after judicial review or failure to appeal, GTMM and TFM will cooperate with KCS, and KCS will cooperate with GTMM, and TFM, to obtain approval from the STB for KCS to acquire control of TMX.

     5.3 Notice of Developments. From the date of this Agreement through the Subsequent Closing Date, each Party will give prompt written notice to other all Parties of any material adverse development causing a breach by the notifying Party of any of the representations and warranties in Article II above. No disclosure by any Party pursuant to this ss.5.3, however, shall be deemed to amend or supplement Annex I or Annex II, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                                  ARTICLE VI.
                        CONDITIONS TO OBLIGATION TO CLOSE

     6.1 Mutual Conditions to Obligations to Close. The obligations of both KCS and TFM to consummate the transaction contemplated by this Agreement are subject to satisfaction of the following conditions:

          (a) No Governmental Action: As of each Closing, no action shall have been taken, and no statute, rule, regulation or order shall have been enacted, adopted or issued by any state or federal government or governmental agency in the United States or Mexico that would prevent the consummation of the transaction contemplated by this Agreement.

          (b) No Litigation: As of each Closing, there shall be no injunction, restraining order or order of any nature by any court of competent jurisdiction that prevents the consummation of the transaction contemplated by this Agreement.

          (c) Governmental Approvals: As of each Closing, all governmental approvals (if any) required to consummate the transaction contemplated by this Agreement shall have been obtained.

     6.2 Conditions to Obligations of KCS to Close. The obligations of KCS to consummate the transaction contemplated by this Agreement are subject to satisfaction, at or before each Closing, of all of the following conditions. KCS may waive in writing any or all of these conditions, in whole or in part, at or at any time prior to the applicable Closing, with or without prior notice, but no such waiver by KCS shall constitute a waiver by KCS of any condition not so waived or of any other right or remedy of KCS, at law or in equity.

          (a) Performance: Each of GTMM and TFM shall have performed and complied in all material respects, through each Closing, with each of its respective agreements, obligations and covenants under this Agreement.

          (b) Representations and Warranties: The representations and warranties made by each of GTMM and TFM in Article II of this Agreement shall be true and correct in all material respects (i) at the date when made and (ii) at each Closing. The representations and warranties made by each of GTMM and TFM concerning MX and TMX in Article III of this Agreement shall be true and correct in all material respects (i) at the date when made and (ii) at the Initial Closing Date.

          (c) Certificates: KCS shall have received certificates, reasonably satisfactory in form and substance to KCS, of officers of GTMM and TFM certifying that, to the best of each such officer's Knowledge, the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied in all respects and that the Board of Directors of each GTMM and TFM has approved the execution of this Agreement and has authorized the consummation of the transaction contemplated by this Agreement.

          (d) Resignations: KCS shall have received the resignations, effective as of the Initial Closing, and reasonably satisfactory in form and substance to KCS, of each director of MX and TMX. Following the Initial Closing, the Trustee shall vote the Trust Stock in the Trustee's sole discretion, having due regard for the interests of the holders of the Trust Certificates and the minority shareholders in MX and TMX, to nominate and elect directors to fill those vacant director positions. The Trustee shall not, without the prior approval of the STB, vote the Trust Stock to elect any current officer or director of GTMM, GTFM, TFM, KCS, or any of their majority owned affiliates.

     6.3 Conditions to Obligations of TFM to Close. The obligations of TFM to consummate the transaction contemplated by this Agreement are subject to satisfaction, at or before each Closing, of all of the following conditions. TFM may waive in writing any or all of these conditions, in whole or in part, at or at any time prior to each Closing, with or without prior notice, but no such waiver by TFM shall constitute a waiver by TFM of any condition not so waived or of any other right or remedy of TFM, at law or in equity.

          (a) Performance: KCS shall have performed and complied in all material respects, through each Closing, with each of its respective agreements, obligations and covenants under this Agreement.

          (b) Representations and Warranties: The representations and warranties made by KCS in this Agreement shall be true and correct in all material respects (i) at the date when made and (ii) at each Closing.

          (c) Certificate: TFM shall have received a certificate, reasonably satisfactory in form and substance to TFM, of an officer of KCS certifying that, to the best of such officer's Knowledge, the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied in all respects and that the Board of Directors of KCS has approved the execution of this Agreement and has authorized the consummation of the transaction contemplated by this Agreement.

          (d) Fairness Opinion: TFM shall have received a fairness opinion complying with the requirements of the agreements listed in ss.6.3 of the Disclosure Schedule.


                                  ARTICLE VII.
                                REPURCHASE RIGHT

     7.1 TFM's Right to Repurchase. TFM shall retain the right to repurchase all of the Transferred Shares from KCS at any time for an amount equal to the Purchase Price. Such right shall be unconditional and may be exercised in the sole discretion of TFM by written notice to KCS given by the Chairman of TFM and without any other corporate approvals of TFM or GTMM.

          (a)  Closing  Of  The   Repurchase.   Subject  to  any  STB   approval
     requirements, the "Repurchase Closing" shall take place on the fifth business day after receipt of such notice by KCS at such time and place as agreed to in writing by KCS and TFM. At the Repurchase Closing and subject to any STB orders or directions, TFM shall pay the Purchase Price for its repurchase of the Transferred Shares in cash by wire transfer of same day funds. At the Repurchase Closing, KCS shall deliver to TFM stock certificates representing the Transferred Shares endorsed in blank or accompanied by duly executed assignment documents or, if the

     Transferred Shares are being held by the Trustee pursuant to the Voting Trust Agreement, KCS shall deliver to TFM a certificate certifying that KCS has given the Trustee irrevocable instructions to deliver to TFM stock certificates representing the Transferred Shares endorsed in blank or accompanied by duly executed assignment documents.

          (b) Termination Of The Repurchase Right. If not exercised within two years of the date of this Agreement, TFM's right to repurchase the Transferred Shares under ss.7.1 shall expire.

          (c) Termination of Agreement. Upon any such repurchase, this Agreement shall automatically terminate and be of no further force or effect; provided, however, that in the event of termination of this Agreement, if TFM shall for any reason reacquire the Transferred Shares, then the parties intend for the terms and conditions of the 2002 Stock Purchase Agreement, the GTFM bylaws, and the Shareholders Agreement to become again valid and fully enforceable against the parties thereto.



                                 ARTICLE VIII.
                                COVENANTS OF KCS

     8.1 Except with the written consent of TFM, KCS shall not, for a period of five years from the date hereof, sell, lease or encumber, or permit MX to sell, lease or encumber, the northern half of the railroad bridge between Laredo and Nuevo Laredo.



                                  ARTICLE IX.
                   REMEDIES FOR BREACHES OF THIS AGREEMENT

     9.1 Survival of Representations and Warranties. All of the representations and warranties of GTMM and TFM contained in Article III above (other than ss.3.19 above) shall survive the Initial Closing hereunder and continue in full force and effect for a period of two years thereafter; provided, however, that the representations and warranties contained in ss.3.19 above shall survive the Initial Closing hereunder and continue in full force and effect for a period of five years thereafter. All of the other representations and warranties of the
Parties contained in this Agreement (including the representations and warranties of the Parties contained in Article II above and the representations and warranties of GTMM and TFM contained in ss.3.9 above) shall survive for the applicable statutes of limitations.

     9.2     Indemnification Provisions for Benefit of KCS.

          (a) In the event either GTMM or TFM breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to ss.9.1 above, provided that KCS makes a written claim for indemnification within such survival period, then GTMM and TFM, jointly and severally, agree to indemnify KCS from and against any Adverse Consequences KCS may suffer through and after the date of the claim for indemnification (including any Adverse Consequences KCS may suffer after the end of any applicable survival period) resulting from, arising out of, or caused by the breach of any such representation or warranty or covenant.

          (b) The obligation of GTMM and TFM to indemnify KCS pursuant to ss.9.2(a) above for any breach of representation or warranty shall be limited to 51% of the Adverse Consequences and then only to the extent that such 51% of the Adverse Consequences amount to, in the aggregate, $2 million or more; provided, that for purposes of calculating this limitation on indemnification, (i) Adverse Consequences shall be calculated without regard to any Material Adverse Effect and (ii) shall not apply to any Adverse Consequences arising out of or resulting from any action or omission on the part of GTMM or TFM or any of their respective affiliates that involve a crime, fraud, willful misconduct or gross negligence.

     9.3 Indemnification Provisions for Benefit of GTMM and TFM. In the event KCS breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to ss.9.1 above, provided that GTMM or TFM makes a written claim for indemnification against KCS within such survival period, then KCS agrees to indemnify the claiming Party from and against the entirety of any Adverse Consequences such Party may suffer through and after the date of the claim for indemnification (including any Adverse Consequences GTMM or TFM may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

     9.4 Determination of Adverse Consequences. The Parties shall make appropriate adjustments for Tax consequences and insurance coverage and take into account the time cost of money in determining Adverse Consequences for purposes of this Article IX. All indemnification payments under this Article IX shall be deemed adjustments to the Purchase Price.

     9.5 Specific Performance. Notwithstanding the indemnification provisions of this Article IX, the Parties acknowledge that monetary damages would not provide an adequate remedy in the event that one or more Parties were to fail to comply with the terms and conditions of the Agreement. Accordingly, the Parties agree that, in addition to any right to monetary damages that any Party may have at law and under the terms of this Agreement, each Party shall be entitled to the equitable remedy of specific performance in order to force any other Party to strictly comply with the terms and conditions of this Agreement.


                                   ARTICLE X.
                                  TERMINATION

     10.1 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

          (a) this Agreement may terminated by mutual written consent of all of the Parties at any time prior to the Initial Closing;

          (b) KCS may terminate this Agreement by giving written notice to GTMM and TFM at any time prior to the Initial Closing in the event GTMM or TFM has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, KCS has notified GTMM and TFM of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; and

          (c) GTMM and TFM may terminate this Agreement by giving written notice to KCS at any time prior to the Initial Closing in the event KCS has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, GTMM or TFM has notified KCS of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach.

     10.2 Effect of Termination. If any Party terminates this Agreement pursuant to ss.10.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).


                                   ARTICLE XI.
                                  MISCELLANEOUS

     11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure from any of such terms by any of the Parties, shall be valid unless the same shall be in writing and signed by all of the Parties (except that a permitted waiver of a Closing condition under ss. 6.2 or ss. 6.3 hereof need not be signed by all Parties). No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties concerning the sale of the Transferred Shares by TFM to KCS, and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof; provided, that in the event of termination of this Agreement or if notwithstanding the occurrence of a Closing, if TFM shall for any reason reacquire the MX Shares, then the parties intend for the terms and conditions of the 2002 Stock Purchase Agreement, the GTFM bylaws, and the Shareholders
Agreement to become again valid and fully enforceable against the parties thereto.

     11.3  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     11.4 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     11.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of all of the Parties; provided, however, that KCS may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases KCS nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be made in writing (including fax communications, with delivery confirmation as provided hereunder) and delivered at the domicile or fax number of the addressee thereof, or at such other domicile as any of the Parties shall notify the other Parties in writing as provided in this Section. Any notice, request, demand, claim, or other communication hereunder shall be effective when received by the Party to whom it is addressed. All communication by fax shall be affirmatively confirmed by confirmation page from the sending fax machine and by telephonic confirmation of receipt by an officer of the receiving Party. For purposes of this Section and until changed by written notice to each of the other Parties, each of the Parties designates the domicile for receipt of notices and communications as is written below such Party's corporate name in the signature pages hereof.

     11.8 Expenses. Whether of not the transaction contemplated by this Agreement is consummated, all costs and expenses, including (without limitation) legal fees, consulting fees, finder's fees, investment banking fees and trustee's fees, incurred in connection with this Agreement and the transaction contemplated thereby shall be paid by the Party incurring such costs or expenses except as otherwise provided in this Agreement.

     11.9 Announcements. The Parties shall consult with one another with regard to all media releases and other announcements issued at or prior to a Closing concerning the transaction contemplated by this Agreement; and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, no Party hereto shall issue any such press release or other publicity concerning the transaction contemplated by this Agreement without the prior written consent of the other Parties.

     11.10 Governing Law; Dispute Resolution.

               (a) Resolution of any and all disputes between KCS, on the one hand, and one or more of GTMM or TFM, on the other hand (each of KCS, on the one hand, and one or more of GTMM or TFM, on the other hand, a "Dispute Party" and together, the "Dispute Parties") arising from or in connection with this Agreement or any transactions contemplated by this Agreement, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, ("Disputes") including Disputes arising in connection with claims by third persons, shall be exclusively governed by and settled in accordance with the provisions of this ss.11.10; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

               (b) THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO AND THE ADJUDICATION AND ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

               (c) As to any Dispute which is not resolved in the ordinary course of business, the Dispute Parties shall first attempt in good faith to promptly resolve any Dispute by negotiations between executives. Either of the Dispute Parties may initiate this procedure by delivery of written notice of the Dispute (the "Dispute Notice") to the other. Not later than 20 days after delivery of the Dispute Notice, one executive of one of the Dispute Parties with authority to settle the Dispute shall meet with the one executive of the other Dispute Party with authority to settle the Dispute at a reasonably acceptable time and place, and thereafter as such executives shall deem reasonably necessary. The executives shall exchange relevant information and endeavor to resolve the Dispute. Prior to any such meeting, each Dispute Party's executive shall advise the other as to any individuals who will attend such meeting with the executive. All negotiations pursuant to this ss.11.10(c) shall be confidential and shall be treated as compromise negotiations for purposes of Rule 408 of the Federal Rules of Evidence and similarly under other local or foreign rules of evidence.

               (d) Each Dispute Party hereby agrees to submit all Disputes not resolved pursuant to ss.11.10(c) hereof to final and binding arbitration in New York, New York. Either Dispute Party may initiate such arbitration by delivery of a demand therefor (the "Arbitration Demand") to the other Dispute Party not sooner than 60 days after the date of delivery of the Dispute Notice but promptly thereafter; provided, that if a Dispute Party rejects participation in the procedures provided under ss.11.10(c), the other Dispute Party may initiate arbitration at such earlier time as such rejection shall become reasonably apparent, and, whenever arbitration is initiated, may seek recovery of any damages or expenses arising from such rejection, including attorney's fees and expenses, Arbitration Costs (as defined below) in connection with arbitration hereunder.

                    (i) Three Arbitrators shall be appointed (the "Arbitrators"), one of whom shall be appointed by KCS, one by GTMM, and the third of whom, who shall act as the chairman of the arbitral tribunal, shall be appointed by the first two Arbitrators within 10 business days of the first two Arbitrators confirmation by the American Arbitration Association. If either Dispute Party fails to appoint an Arbitrator within 10 business days of a request in writing by the other Dispute Party to do so or if the first two Arbitrators cannot agree on the appointment of the third Arbitrator within 10 business days of their confirmation by the American Arbitration Association, then such Arbitrator shall be appointed by the American Arbitration Association in accordance with its International Arbitration Rules. As soon as the arbitration tribunal has been convened, a hearing date shall be set within 15 days thereafter; provided, that the Arbitrators may extend the date of the hearing upon request of any Dispute Party to the extent necessary to insure that such Dispute Party is given a reasonable period of time to prepare for the hearing. Written submittals in the English language shall be presented and exchanged by both Dispute Parties five business days before the hearing date. At such time the Dispute Parties shall also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of the witnesses whom they intend to call to testify at the hearing. The Arbitrators shall make their determination as promptly as practicable after conclusion of the hearing.

                    (ii) The  arbitration  shall  be  conducted  in the  English language pursuant to the Commercial Arbitration Rules of American Arbitration Association. Notwithstanding the foregoing, (A) each Dispute Party shall have the right to audit the books and records of the other Dispute Party that are reasonably related to the Dispute; (B) each Dispute Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Dispute Party intends to present in such hearing; (C) all hearings shall be conducted on an expedited schedule; and (D) all proceedings shall be confidential, except that either Dispute Party may at its expense make a stenographic record thereof.

                    (iii)  The  Arbitrators   shall  endeavor  to  complete  all
               hearings not later than 120 days after their tribunal has been convened, and shall make a final award as promptly as practicable thereafter. Such award shall be communicated, in writing, by the Arbitrators to the Dispute Parties, and shall contain specific findings of fact and conclusions of law in accordance with the governing law set forth in ss.11.10(c) of this Agreement. Any award of such Arbitrators shall be final and binding upon the Parties to this Agreement and shall not be attacked by any of the Parties to this Agreement in any court of law and may be enforced in any court having jurisdiction, including expressly the courts of the State of Delaware, United States of America, and the courts of the Federal District of Mexico. The Arbitrators shall apportion all costs and expenses of the arbitration, including the Arbitrators' fees and expenses, fees and expenses of experts and fees and expenses of translators ("Arbitration Costs") between the prevailing and non-prevailing Dispute Party as the Arbitrators shall deem fair and reasonable. In circumstances where (A) a Dispute has been asserted or defended against on grounds that the Arbitrators deem manifestly unreasonable, or (B) the non-prevailing Dispute Party has rejected participation in procedures under ss.11.10(c), the Arbitrators may assess all Arbitration Costs against the non-prevailing Dispute Party and may include in the award the prevailing Dispute Party's attorney's fees and expenses in connection with any and all proceedings under this ss.11.10. Notwithstanding the foregoing, in no event may the arbitrator award multiple or punitive damages.

               (e) Pursuant to an agreement of the Parties or a judicial determination that a Dispute is not subject to final and binding arbitration as set forth in ss.11.10, KCS and each of GTMM and TFM irrevocably agrees that any legal action or proceeding against it with respect to this Agreement and any transaction contemplated by this Agreement shall be brought only in the courts of the State of Delaware, or of Federal courts of the United States of America sitting in Delaware, and by execution and delivery of this Agreement, KCS and each of GTMM and TFM irrevocably submits to the venue and jurisdiction of each such court and irrevocably waives any objection or defense such party may have to venue or personal jurisdiction in any such court for the purpose of resolving any claim, dispute, cause of action arising out of or related to this Agreement (including any claim that the suit or action has been brought in an inconvenient forum and any right to which it may become entitled on account of place of residence or domicile), the alleged breach of this Agreement, the enforcement of the terms of this Agreement and the other terms contemplated hereby. A final judgment in any suit, action or proceeding shall be conclusive and may be enforced in any court where jurisdiction over the Parties may be had or in which the Parties are subject to service of process.

               (f) Each of the Parties irrevocably appoints CT Corporation (the "Process Agent"), at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 (302-658-7581), as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of each of the Parties and their respective properties and revenues, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of Delaware, and each of the Parties agrees that failure of the Process Agent to give any notice of any such service of process to any of the Parties shall not impair or affect the validity of such service or the enforcement of any judgment based thereon.

     11.11 Severability. If any one or more of the provisions contained in this Agreement or in any document executed in connection herewith shall be held invalid, illegal or unenforceable under applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired and shall remain in full force and effect.

     11.12   Construction.   The  Parties  have  participated   jointly  in  the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     11.13 Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


                                  ARTICLE XII.
                                  DEFINITIONS

      "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, Taxes, Liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

      "Arbitration Costs" has the meaning set forth in ss.11.10(d) above.

      "Arbitration Demand" has the meaning set forth in ss.11.10(d) above.

      "Arbitrators" has the meaning set forth in ss.11.10(d) above.

      "Benefit Arrangement" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-assured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that
(i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, by MX or TMX or any of their ERISA Affiliates, and (iii) covers any employee or former employee of MX or TMX.

      "Closing" has the meaning set forth in ss.1.2 above.

      "Closing Date" has the meaning set forth in ss.1.2 above.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidential Information" means, with respect to MX or TMX, all proprietary and confidential business information and data of MX or TMX that is not generally known by or readily ascertainable by or available to, on a legal or authorized basis, the general public; provided, however, that "Confidential Information" shall not include any information: (a) which is already known by the receiving Party; or (b) which before being divulged by the disclosing Party
(i) has become generally known to the public through no wrongful act of the receiving Party or its representatives or agents, (ii) has been received by the receiving Party from a third party without (to the receiving Party's knowledge) restriction on disclosure and without (to the receiving Party's knowledge) a breach by the third party of an obligation of confidentiality, or (iii) is independently developed by the receiving Party without use of the Confidential Information received from a disclosing Party.

      "Disclosure Schedule" has the meaning set forth in Article III above.

      "Dispute Notice" has the meaning set forth in ss.11.10(c) above.

      "Dispute Parties" has the meaning set forth in ss.11.10(a) above.

      "Dispute Party" has the meaning set forth in ss.11.10(a) above.

      "Disputes" has the meaning set forth in ss.11.10(a) above.

      "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA ss.3(3)) and any other employee benefit plan, program or arrangement of any kind maintained by MX and TMX.

      "Employee Plan" means any "employee benefit plan", as defined in ss.3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by MX or TMX or any of their ERISA Affiliates, and (iii) covers any employee or former employee of MX or TMX.

      "Environmental Laws" means any applicable federal, state, local, provincial or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, or legally binding governmental restriction or requirement, or any legally binding agreement with any governmental authority or other third party, relating to human health and safety (as relating to the environment), the environment or, as impacting human health or the environment, to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

      "Environmental Permits" means, as to any entity, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities required by Environmental Laws regarding the business of such entity as currently conducted.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means each entity which is treated as a single employer with MX for purposes of Code ss.414.

      "Financial Statement" has the meaning set forth in ss.3.5 above.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "GTFM" has the meaning set forth in the Recitals above.

      "GTMM" has the meaning set forth in the preface above.

      "Hazardous Substances" means, in each case as regulated under any Environmental Law, any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

      "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

      "Initial Closing" has the meaning set forth in ss.1.2 above.

      "Initial Closing Date" has the meaning set forth in ss.1.2 above.

      "Initial Purchase Price" has the meaning set forth in ss.1.3 above.

      "Initially Transferred Shares" has the meaning set forth in the Recitals above.

      "KCS Credit Agreement" means the Amended and Restated Agreement dated as of June 12, 2002 among Kansas City Southern, The Kansas City Southern Railway Company, the Lenders Party thereto, and J.P.Morgan Chase Bank, Administrative Agent.

      "KCSR" has the meaning set forth in the Recitals above.

      "Knowledge" means actual knowledge after reasonable investigation.

      "Lien"  means,   with  respect  to  any  asset,   any  mortgage,   pledge,
encumbrance, charge, or other security interest of any kind in respect of such asset, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable , (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "Material Adverse Effect" means, with respect to MX, a change, event or occurrence that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of MX and its Subsidiaries, taken as a whole, other than any change, event or occurrence resulting from (i) changes in the railroad industry in the United States or Mexico generally, (ii) changes in general economic conditions in the United States or the securities markets in general,
(iii) terrorist activities or the commencement or escalation of any war or armed hostilities, which do not disproportionately affect MX or its Subsidiaries, or
(iv) performance of this Agreement in accordance with its terms.

      "MM" has the meaning set forth in the Recitals above.

      "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

      "Most Recent Financial Statements" has the meaning set forth in ss.3.5 above.

      "Most Recent Fiscal Month End" has the meaning set forth in ss.3.5 above.

      "Most Recent Fiscal Year End" has the meaning set forth in ss.3.5 above.

      "Multiemployer Plan" means a multiemployer plan, as defined in ss.3(37) of ERISA, which is subject to ss.4022A of ERISA.

      "MX" has the meaning set forth in the Recitals above.

      "MX Shares" has the meaning set forth in the Recitals above.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Party" has the meaning set forth in the preface above.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Process Agent" has the meaning set forth in ss.11.10(f) above.

      "Purchase Option" has the meaning set forth in ss.1.4 above.

      "Purchase Price" has the meaning set forth in ss.1.3 above.

      "Shareholders Agreement" means the Agreement dated May 1997 by and among KCS, Caymex Transportation, Grupo Servia, S.A. de C.V., Transportacion Maritima Mexicana, S.A. de C.V. and TMM Multimodal, S.A. de C.V.

      "Subsequent Closing" has the meaning set forth in ss.1.2 above.

      "Subsequently Transferred Shares" has the meaning set forth in the Recitals above.

      "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "Surface Transportation Board" or "STB" shall mean that government agency that administers the ICC Termination Act of 1995 Pub. L. No. 104-88, 109 Stat. 803, enacted December 29, 1995.

      "Tax" means any federal, state, local, or foreign tax, including any interest, penalty, or addition thereto, whether disputed or not.

      "TFM" has the meaning set forth in the preface above.

      "Title IV Plan" means an Employee Plan subject to Title IV of ERISA other than any Multiemployer Plan.

      "TMX" has the meaning set forth in the Recitals above.

      "Transferred Shares" has the meaning set forth in the Recitals above.

                                     *****

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                    KANSAS CITY SOUTHERN


                                    By:       /s/ M.R. Haverty
                                       ---------------------------------------
                                    Name:     Michael R. Haverty
                                    Title:    Chairman, President & CEO


                                    GRUPO TMM, S.A.


                                    By:       /s/ Jose Serrano
                                       ---------------------------------------
                                    Name:     Jose Serrano
                                    Title:    Chairman


                                    By:       /s/ Javier Segovia
                                       ---------------------------------------
                                    Name:     Javier Segovia
                                    Title:    President


                                    TFM, S.A. de C.V.


                                    By:       /s/ Mario Mohar
                                       ---------------------------------------
                                    Name:     Mario Mohar
                                    Title:    President


                                    By:       /s/ Javier Segovia
                                       ---------------------------------------
                                    Name:     Javier Segovia
                                    Title:    Director